Exhibit 99.1

News Release
CORPORATION

7140 Office Circle
P.O. Box 15600
Evansville, IN 47716-0600

Media Contact: Eva Schmitz
Phone: (812) 962-5011

Investor Contact: David Armstrong
Phone: (812) 962-5059

FOR IMMEDIATE RELEASE

Accuride Announces Sale of Assets at Imperial Group’s Anniston Facility

EVANSVILLE, Ind.  — January 2, 2009 — Today, Accuride Corporation (OTCBB: AURD) announced that its wholly-owned subsidiary, Imperial Group, L.P., has sold the assets at its Anniston, Alabama, facility to North American Bus Industries, Inc. (NABI), the sole customer for products manufactured at that facility.

Prior to the asset sale, Imperial Group had produced bus frames and certain components related to the bus frames for NABI out of that facility, as well as supplying bus chassis and other components to NABI out of Imperial’s Portland, Tennessee, facility.  Imperial Group will continue to supply bus chassis and other components to NABI from its Portland, Tennessee, facility.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco, Brillion, and Highway Original.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding Accuride’s future results.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.

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